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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87645 and 333-39219) of Candlewood Hotel Company, Inc, of our report dated February 10, 2001, with respect to the consolidated financial statements and schedule of Candlewood Hotel Company, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP



Chicago, Illinois
March 28, 2001